==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                            -----------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                 ----------------------------------------------
                                 XOOM.COM, INC.
             (Exact name of Registrant as Specified in Its Charter)
                 ----------------------------------------------

                  Delaware                                  88-0361536
        (State or Other Jurisdiction                    (I.R.S. Employer
        of Incorporation or Organization)               Identification No.)

                        300 Montgomery Street, Suite 300
                        San Francisco, California 94104
                    (Address of Principal Executive Offices)

                       1998 Employee Stock Incentive Plan
                            (Full Title of the Plan)
                 ----------------------------------------------
                                  Chris Kitze
                                    Chairman
                                 XOOM.com, Inc.
                        300 Montgomery Street, Suite 300
                        San Francisco, California 94104
                    (Name and Address of Agent for Service)

                                 (415) 288-2500
         (Telephone Number, Including Area Code, of Agent For Service)

                                  Copies to:
        Bruce Alan Mann, Esq.                              Raj Aji
       Morrison & Foerster LLP                          XOOM.com, Inc.
          425 Market Street                    300 Montgomery Street, Suite 300
   San Francisco, California 94105             San Francisco, California 94104
            (415) 268-7000                             (415) 288-2500
               --------------------------------------------------
                        CALCULATION OF REGISTRATION FEE

===================================================================================================
                                                                     Proposed            Proposed
                             Amount            Maximum                Maximum           Amount of
Title of Securities           to be         Offering Price      Aggregate Offering     Registration
to be Registered          Registered(1)    Per Share(2)(3)           Price(3)              Fee
---------------------------------------------------------------------------------------------------
Common Stock, $.0001          26,316              $ 0.74            $   19,473.84           $  5.41
 par value per share
Common Stock, $.0001          45,311              $29.78            $1,349,361.58           $375.12
 par value per share
===================================================================================================

(1) Represents the shares subject to options originally issued under the Mighty Mail Networks, Inc. 1999 Stock Option Plan (the "Assumed Options"), which were assumed in connection with the Registrant's acquisition of MightyMail Networks, Inc. (the "Merger") and converted into options to purchase shares of Common Stock of the Registrant pursuant to the terms of the Merger.
(2) Represents the maximum exercise price per share as converted pursuant to the terms of the Merger.
(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Computation based upon the exercise price of the options, all of which were previously granted and as converted pursuant to the terms of the Merger.
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

                             GENERAL INSTRUCTION E

                     REGISTRATION OF ADDITIONAL SECURITIES

   The contents of the Registrant's Form S-8, filed on February 3, 1999 (No. 333-71651), are incorporated by reference herein.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

   The following documents filed by XOOM.com, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

   (a) The Registrant's Prospectus filed April 9, 1999, pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), related to the Registration Statement on Form S-1 as declared effective April 9, 1999 (No. 333-74441) which includes audited financial statements for the Registrant's years ended December 31, 1997 and 1998.

   (b) The Registrant's report of Form 8-K, filed on May 5, 1999 (No. 333-
25139).

   All documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

   5.1   Opinion of Morrison & Foerster LLP.

   23.1  Consent of Ernst & Young LLP, Independent Auditors.



                                     II-1
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                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on May 18, 1999.

                                     XOOM.COM, INC.

                                     By:  /s/ Laurent Massa
                                          -----------------
                                          Laurent Massa
                                          Chief Executive Officer
                                          and President

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Chris Kitze, Laurent Massa, and John Harbottle, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                        Title                        Date
         ---------                        -----                        ----

/s/ Laurent Massa                Principal Executive Officer        May 18, 1999
-------------------------        and Director
Laurent Massa

/s/ John Harbottle               Principal Financial and            May 18, 1999
-------------------------        Accounting Officer
John Harbottle

/s/ Chris Kitze                  Director                           May 18, 1999
-------------------------

Chris Kitze

/s/ Bob Ellis                    Director                           May 18, 1999
-------------------------
Bob Ellis

/s/ James J. Heffernan           Director                           May 18, 1999
-------------------------
James J. Heffernan

/s/ Jeffrey Ballowe              Director                           May 18, 1999
-------------------------
Jeffrey Ballowe

/s/ Philip Schlein               Director                           May 18, 1999
-------------------------
Philip Schlein

/s/ Robert C. Harris, Jr.        Director                           May 18, 1999
-------------------------
Robert C. Harris, Jr.


                                     II-3
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EXHIBIT INDEX


Exhibit
Number              Description
------              -----------

   5.1   Opinion and Consent of MORRISON & FOERSTER LLP.

   23.1  Consent of Ernst & Young LLP, Independent Auditors.

   24.1  Power of Attorney (See page II-2 and II-3).